Exhibit 4

                       THE MICHIGAN FINANCIAL CORPORATION

                               STOCK OPTION PLAN

                               TABLE OF CONTENTS

SECTION                                                                  PAGE

 1.  Purpose ..........................................................   1

 2.  Administration of Plan............................................   1

 3.  Common Stock Subject to Plan......................................   2

 4.  Eligibility ......................................................   2

 5.  General Terms of Options..........................................   2

 6.  No Right to Continued Employment..................................   4

 7.  Rights as a Shareholder...........................................   4

 8.  Nontransferability................................................   4

 9.  General Restriction...............................................   4

10.  Taxes ............................................................   5

11.  Duration & Amendment of the Plan..................................   5

12.  Adjustment Provisions.............................................   5

13.  Miscellaneous.....................................................   6


                       THE MICHIGAN FINANCIAL CORPORATION
                               STOCK OPTION PLAN


1.  PURPOSE

The Michigan Financial Corporation Stock Option Plan ("Plan") is established to support the creation of shareholder value. Its purpose is to further align the interests of key employees with those of shareholders and to encourage key employees of Michigan Financial Corporation or any present or future subsidiary ("Company") to acquire an equity interest in the Company. The Plan is intended to attract, motivate and retain key employees, and to encourage such employees to have a greater personal financial investment in the Company.

These purposes are expected to be achieved by granting stock options ("Options") to acquire shares of the Company's Common Stock ("Shares") to eligible employees of the Company.

2.  ADMINISTRATION OF PLAN

The Plan will be administered by the Company's Personnel Committee ("Committee") of the Board of Directors ("Board") provided that members of the Committee qualify to administer the Plan as contemplated by Rule 16b-3 (or any successor rule) of the Securities and Exchange Act of 1934 and with the provisions outlined in Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). The Committee shall consist of not less than three (3) members of the Board.

The Committee shall have plenary authority to interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for administration of the Plan, and make such other determinations and take such action as it deems necessary or advisable. The Committee may rely upon the advice, counsel, and assistance of any individual deemed appropriate by the Board in administering the Plan. Any interpretation, determination, or other action made or taken by the Committee will be final and binding upon the Company, the Board and all Participants under the Plan.

The Board may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by appointments from the Board. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts approved in writing by all of the members of the Committee, shall be valid acts of the Committee.

No member of the Board or the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted thereunder. Each such person may rely on information furnished in connection with the Plan's administration by any appropriate person or persons.

3.  COMMON STOCK SUBJECT TO PLAN

Subject to Section 12, the total number of Shares reserved and available for grant under the Plan will be 280,000 shares of authorized but unissued common stock of the Company. The cumulative number of Shares granted to any Participant will not exceed 20% of Shares reserved for grant.

In the event that a previously granted Option lapses, terminates or otherwise expires without the issuance of Shares, the unpurchased Shares subject to the Option shall be restored to the total number of Shares reserved under the Plan. If a Participant delivers Shares to the Company as full or partial payment of the exercise price of an Option, the number of Shares delivered will again be available for grant under the Plan.

Any Shares issued by the Company in connection with the assumption or substitution of outstanding grants from an acquired entity will not reduce the Shares available for Options under the Plan.


4.  ELIGIBILITY

Eligibility will be limited to officers and other key employees of the Company or any present or future subsidiary, who are in positions by which their decisions, actions, and counsel most significantly influence the longer-term performance of the Company. The Committee will decide which of the Company's officers and other key employees meet this criterion.

The granting of any Option pursuant to the Plan shall be entirely within the discretion of the Committee. Nothing herein contained shall be construed to give any person any right to participate under the Plan.

Eligible employees receiving Options ("Participants") will be notified by the Committee in writing of their selection. Receipt of an Option does not guarantee that a Participant will be eligible for or participate in possible future grants of Options, though a Participant may receive and hold more than one Option.


5.  GENERAL TERMS OF OPTIONS

The Committee will provide a stock option agreement ("Agreement") as evidence of an Option grant. Options granted pursuant to the Plan shall not be considered incentive stock options ("ISOs") as defined in Section 422 of the Code. The Agreement will contain such terms and conditions as are set by the Committee, including without limitation the following:

                  (a) Number of Shares. The Agreement will specify the number of Shares granted.

                  (b) Option Price. The Committee will determine the Option price with respect to each Option. The price will not be less than the fair market value of the Shares on the date of grant.

                  (c) Option Term. The term of each Option will be fixed by the Committee but will not exceed ten years from date of grant.

                  (d) Date of Grant. The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Committee makes the determination of granting such Option.

                  (e) Payment. Upon exercise the Participant will pay the Option price in cash, check, bank draft, or money order, payable to the Company, or Shares already owned (based on the Shares fair market value on the date the Option is exercised). Option Shares will not be issued until full payment is received. A Participant has no rights of a stockholder until the Shares are issued.

                  (f) Exercise of Option. Each Option shall be exercisable in whole or in part in such amounts and during such times as may be specified in the Agreement and any Option may provide for the earlier exercise of the Option in the event of a Change in Control of the Company or other similar transaction or event. Shares not purchased on the applicable exercise date may be purchased any time up to the final expiration of the Option. In no event shall an Option be exercisable after it has expired.

                  (g) Termination of Employment. If a Participant's employment terminates for reasons other than retirement, death, disability, or deliberate, willful or gross misconduct, only outstanding Options that are immediately exercisable at the date of termination will be honored. If a Participant's employment is terminated for deliberate, willful or gross misconduct, as determined by the Company, all rights under Options will expire immediately upon receipt of the notice of such termination. In its discretion, the Committee may allow the exercise of outstanding Options that were not exercisable at date of termination.

Any Agreement authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

The Committee may, in its discretion, vary among Participants and among Options granted to the same Participant any and all of the terms and conditions of Options granted under the Plan, including the term during which and the amounts in which and dates at or after which such Options may be exercised.

6.  NO RIGHT TO CONTINUED EMPLOYMENT

Neither participation in the Plan, nor granting of any Option under the Plan, shall confer upon any Participant the right to continued employment at the Company or any present or future subsidiary or affect in any way the right of the Company to terminate at will the employment of a Participant.


7.  RIGHTS AS A SHAREHOLDER

Participants have no rights as stockholders with respect to any Shares covered by an Option until exercise of such Option and issuance of the Option Shares. Except as otherwise expressly provided in the Plan, no adjustments will be made for dividends or other rights for which the record date is prior to the issuance of the Shares.

8.  NONTRANSFERABILITY

No Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option or levy or attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect.

Options shall be exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative, or after the Participant's death by the executor of the Participant's estate.

9.  GENERAL RESTRICTION

Each Option shall be subject to the requirement that, if at any time the Board determines that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition, or in connection with, the granting of such Option or the issue or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

As a condition to the exercise of an Option, the Committee may require the person exercising to make such representations and warranties as may be necessary to assure compliance with all applicable laws, rules and regulations.

10.  TAXES

Where a Participant or other person is entitled to receive Option Shares pursuant to the exercise of an Option, the Company shall have the right to require the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Option Shares or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld. Shares withheld or surrendered to satisfy tax withholding will be valued at their fair market value on the date of exercise.

11.  DURATION & AMENDMENT OF THE PLAN

The Plan shall be effective as of December 19, 1994. Options may be granted prior to ratification of the Plan by the stockholders of the Company if the exercise of such Options is subject to such stockholder ratification.

The Plan may be amended, suspended or discontinued in whole or in part at any time and from time to time by the Board. No amendments will be effective unless approved by stockholders of the Company where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934, or any other requirement of applicable law or regulation. No amendment shall adversely affect any right of any Participant with respect to Options already granted under the Plan without the Participant's written consent.



12.  ADJUSTMENT PROVISIONS

The aggregate number of shares of Company Common Stock with respect to which Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Option and the Option price per share of each such Option, may all be appropriately adjusted as the Committee may determine for any increase or decrease in the number of shares of issued Company Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increases or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Section 12 shall be made according to the sole discretion of the Committee, and its decisions shall be binding and conclusive.


13.  MISCELLANEOUS

                  (a) No Obligation to Exercise Options. The granting of an Option shall impose no obligation upon a Participant to exercise such Option.

                  (b) Application of Funds. The proceeds received by the Company from the sale of Company Common Stock pursuant to Options will be used for general corporate purposes.

                  (c) Change in Control. For purposes of Section 5(f), "Change in Control" of the Company shall be deemed to have occurred upon the occurrence of any of the events described in Subsections (i), (ii), (iii), (iv) and (v) below, whether occurring prior to, subsequent to or simultaneous to each other. Each event constitutes a separate Change in Control for purposes of the Plan.

                        (i) When the Company acquires actual knowledge that any
                            person or group (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary under an employee benefit plan established or maintained by the Company or a Continuing Director as defined below, is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities; provided, however, that such acquisition of more than 20% of the combined voting power of the Company's outstanding securities will not constitute a Change in Control under this Subsection (i) if the excess is acquired in violation of law and the acquiror by court order, settlement or otherwise disposes or is required to dispose of all securities acquired in violation of law; or

                       (ii) Upon the first purchase of the Company's Shares
                            pursuant to a tender or exchange offer which results in the sale of more than 20% of the combined voting power of the Company's then outstanding securities (other than a tender or exchange offer made by the Company or a trustee or other fiduciary under an employee benefit plan established or maintained by the Company); or

                      (iii) Upon the first announcement of a merger or
                            consolidation of the Company with or into another entity, other than a merger or consolidation, which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                       (iv) if during any period of two consecutive years (not
                            including any period prior to the execution of this
                            Plan), individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof; provided, however, that any individual (other than a director designated by a person described in Subsection (i) above) whose election or nomination for the election as a member of the Board of Directors of the Company by the Company's stockholders was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be deemed a Continuing Director; or

                        (v) Initiation of a non-management sponsored proxy
                            contest for the election of one or more directors of the Company.

                  (d) Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (1) on the date it is personally delivered to the Secretary of the Company at its principal executive offices or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to a Participant (1) on the date it is personally delivered to him or her or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

                  (e) Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and Options granted hereunder shall be determined in conformity with the laws of the state of Michigan except to the extent that Federal law shall be deemed to apply.


                              ---EXAMPLE--- DRAFT

                         MICHIGAN FINANCIAL CORPORATION
                             STOCK OPTION AGREEMENT
                       PURSUANT TO THE STOCK OPTION PLAN

                           Name:_____________________

This agreement certifies your receipt of an option grant under the Michigan Financial Corporation Stock Option Plan. All aspects of this grant shall be governed by the terms and conditions of this agreement, in addition to those in the Plan document which has been given to you along with this agreement. The parties acknowledge that this Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986. The following terms and conditions apply:

Date of Grant

Number of Shares

Option Price

Option Term
                           (not to exceed ten years)


Vesting under Plan            In the event of a "Change in Control" as defined
                              in the Plan, all Options granted herein, shall be deemed immediately vested and subject to exercise, notwithstanding any other provision contained herein or in the Plan.



Treatment Upon Termination
  Deliberate, Willful or
  Gross Misconduct:           All option grants are immediately terminated.




Retirement or disability:     Option grants may be exercised up to three years
                              from the date of retirement or disability.

Death: Option grants may be exercised up to one year from the date of death by the executor of the Participant's estate.


Termination other than above: Only option grants that are exercisable at the date of termination will be exercised. All other option grants will be forfeited as of the date of termination.

EXERCISE OF OPTION

This Option shall be exercised, if at all, by written notice to the Company. Such notice shall:

                  (a) State the election to exercise the Option, the number of Option Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Option Shares is to be registered, and his or her address and social security number (or if more than one, the names, addresses and social security numbers of such persons).

                  (b) Be signed by the person or persons entitled to exercise the Option and, if being exercised by any person or person other than the Optionee, be accompanied by proof, satisfactory to legal counsel for the Company, of the right of such person or persons to exercise the Option.

                  (c) Be in writing and be received by personal delivery or by registered or certified mail by the Secretary of the Company during the term of the Option.

                  (d) Be accompanied by payment in full of the Option Price for each Option Share purchased pursuant to an Option granted under the Plan. Such payment shall be made in United States dollars in cash or by check, bank draft, money order, payable to the Company, or Shares already owned.

                  (e) Be accompanied by this agreement. If this Option is exercised in part, or a change in the number or designation of the Company's Common Stock subject to this Option is made, this agreement shall be delivered to the Company for the purpose of making appropriate notations thereon, or otherwise reflecting, in such manner as the Committee shall determine, the partial exercise or the change in the number or designation of the Company's Common Stock.

ADJUSTMENTS TO OPTION

Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify the number of Option Shares covered by this Option, and the price per share, for certain significant changes in the capital structure of the Company. The Committee may also modify or renew this Option, or accept its surrender (to the extent not theretofore exercised) and authorize the granting of a new option or options in substitution therefore (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification shall, without the written consent of the Participant, adversely affect any right of the Participant with respect to this Option.

This instrument shall constitute an agreement between you and Michigan Financial Corporation only if a copy signed by you is received by Michigan Financial Corporation's Personnel Committee within ninety days of the date of the agreement. By signing this agreement, you acknowledge receipt of the Plan document and acceptance and agreement with all terms and conditions of the grant.


ACCEPTED AND AGREED:                              Michigan Financial Corporation

                                                     By:


Participant          Date                        President                 Date


Notwithstanding any provision in this agreement, in no event shall this Option be exercisable prior to ratification of the Plan by the Company's stockholders as required by the Plan.